UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 27, 2016

Superconductor Technologies Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-21074	77-0158076
(State or Other Jurisdiction of Incorporation)	Commission File Number	(IRS Employer Identification No.)

9101 Wall Street, Austin, TX 78754	78754
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (512) 334-8900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

As previously announced, on July 18, 2016, Superconductor Technologies Inc. (the “Company” or “we” or “our”) effected a one-for-fifteen (1-for-15) reverse stock split of our common stock, par value $0.001 (the “Reverse Stock Split”). The following is a summary of the Company’s Stockholders’ Equity position as of July 2, 2016 (the end of our second fiscal quarter) on an actual basis and on a pro forma basis to reflect the Reverse Stock Split.

STOCKHOLDERS’ EQUITY:*

July 2, 2016 (U.S. dollars)
Preferred stock, $.001 par value, 2,000,000 shares authorized, 330,124 shares issued and outstanding	—
Common stock, $.001 par value, 250,000,000 shares authorized, 41,748,218 shares issued and outstanding (actual), and 2,783,214 shares issued and outstanding (pro forma following the reverse stock split effective July 18, 2016)	3,000
Capital in excess of par value	304,609,000
Accumulated deficit	(296,679,000)

Total Stockholders’ Equity	7,933,000

*	Not reviewed by independent auditors

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Superconductor Technologies Inc.

Dated: July 27, 2016	By:	/s/ WILLIAM J. BUCHANAN
William J. Buchanan
Vice President and Chief Financial Officer